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                                                                  EXHIBIT 23.2


                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


        We consent to the incorporation by reference of our report on the Company dated August 30, 1997, which is included in the Oil-Dri Corporation of America Form 10-K for the fiscal year ended July 31, 1997, in the Registration Statement on Form S-8 pertaining to the Oil-Dri Corporation of America Long-Term Incentive Plan. We likewise consent to all references to us in such Regis-tration Statement on Form S-8.


                                       Blackman Kallick Bartelstein, LLP


                                       BLACKMAN KALLICK BARTELSTEIN, LLP

Chicago, Illinois
June 16, 1998